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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PIEDMONT NATURAL GAS COMPANY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

THOMAS E. SKAINS
Chairman of the Board, President and Chief Executive Officer

January 23, 2007

Dear Shareholder:

        You are cordially invited to attend the 2007 Annual Meeting of Shareholders of Piedmont Natural Gas Company, Inc. ("Piedmont Natural Gas" or "Company") to be held beginning at 8:30 a.m. on Wednesday, March 7, 2007, at the Company's corporate headquarters building, 4720 Piedmont Row Drive, Charlotte, North Carolina 28210. We will review our 2006 performance and discuss our goals for 2007, and answer any questions you may have. We will also consider the items of business described in the Notice of Annual Meeting and Proxy Statement accompanying this letter. The Proxy Statement contains important information about the matters to be voted on and the process for voting, along with information about the Company, its management and its directors.

        Every shareholder's vote is important to us.    Even if you plan to attend the Annual Meeting, please promptly vote by submitting your proxy by phone, by Internet or by mail. The "Commonly Asked Questions" section of the Proxy Statement and the enclosed proxy card contain detailed instructions for submitting your proxy.

        If you are unable to attend the Annual Meeting, you may listen live over the Internet, at our website at www.piedmontng.com.

        On behalf of the directors, management and employees of Piedmont Natural Gas, thank you for your continued support of and ownership in our Company.

Sincerely,

Thomas E. Skains

PIEDMONT NATURAL GAS COMPANY, INC.
4720 Piedmont Row Drive
Charlotte, North Carolina 28210

Notice of 2007 Annual Meeting Of Shareholders

Time:	8:30 a.m. local time, Wednesday, March 7, 2007
Place:	Piedmont Natural Gas Company, Inc. Corporate Headquarters 4720 Piedmont Row Drive Charlotte, North Carolina 28210
Items of Business:	1)	Elect four directors as Class III directors and one director as a Class II director;
	2)	Ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2007 fiscal year; and
	3)	Transact such other business as may properly come before the meeting or any adjournment thereof.
Proxy Voting:	Your vote is important. Please vote in one of these ways:
	1)	Visit the website shown on the proxy card;
	2)	Use the toll-free telephone number shown on the proxy card;
	3)	Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope; or
	4)	Submit a ballot in person at the Annual Meeting of Shareholders.

        This Proxy Statement, proxy card and voting instructions, together with the Company's 2006 Summary Annual Report and 2006 Form 10-K, are being sent to shareholders beginning on or about January 23, 2007.

By order of the Board of Directors,

Jane R. Lewis-Raymond Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

January 23, 2007

Table of Contents

Commonly Asked Questions	1
Proposals to be Voted Upon	5
Proposal A—Election of Directors	5
Proposal B—Ratification of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for Fiscal Year 2007	5
Information Regarding the Board of Directors	7
Audit Committee Report	16
Executive Officers	17
Security Ownership of Management and Certain Beneficial Owners	18
Section 16(a) Beneficial Ownership Reporting Compliance	19
Compensation Committee Report on Executive Compensation	19
Executive Compensation and Other Information	23
Equity Compensation Plan Information	28
Comparisons of Cumulative Total Shareholder Returns	29
Other Business	30
Miscellaneous	30
Appendix A—Charter of the Audit Committee of The Board of Directors	A-1

PIEDMONT NATURAL GAS COMPANY, INC.
4720 Piedmont Row Drive
Charlotte, North Carolina 28210

PROXY STATEMENT

for 2007 Annual Meeting of Shareholders

COMMONLY ASKED QUESTIONS

Who is entitled to vote?

        Holders of record of shares of the Company's Common Stock at the close of business on January 16, 2007, the record date established by the Company's Board of Directors, are entitled to vote at the Annual Meeting, either in person or by proxy. Each shareholder of record will have one vote for every share of the Company's Common Stock owned on the record date.

        If your shares are registered directly in your name with the Company's stock transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the shareholder of record.

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares, which are held in "street name". The Proxy Statement, 2006 Summary Annual Report and 2006 Form 10-K have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction card that they include with these documents.

What will I be voting on?

        Proposal A: Election of five directors: the nominees are Jerry W. Amos, D. Hayes Clement, Thomas E. Skains and Vicki McElreath as Class III directors, and E. James Burton as a Class II director; and

        Proposal B: Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2007 fiscal year.

        You will also be voting on such other business, if any, as may properly come before the meeting or any adjournment thereof.

Who is soliciting my vote?

        The Company's Board of Directors is soliciting proxies to be voted at the Annual Meeting on the matters described in this Proxy Statement.

How do I vote?

        You can vote using any one of the following methods:

        Proxy card or voting instruction card—Sign and date each proxy card or voting instruction card that you receive and return it in the prepaid envelope.

        By telephone or the Internet—Call the telephone number or log on to the website set forth on the enclosed proxy card and follow the instructions. The deadline for voting by telephone or Internet is 11:59 p.m. eastern time, March 6, 2007.

        In person at the Annual Meeting—All shareholders of record may vote in person at the Annual Meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares and wish to vote in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank or nominee, indicating that you were the owner of the shares on the record date, and present it to the inspectors of election with your ballot.

        When you properly submit your proxy card, proxies will be voted in accordance with the voting instructions provided to the Company. If no instructions are provided, proxies will be voted as indicated below under "What if I submit my proxy card or voting instruction card but don't provide voting instructions?".

        You can vote your shares for all, for some (by withholding authority to vote for any individual nominee) or none of the nominees. You can also vote for, against or abstain from voting for the ratification of the appointment of Deloitte & Touche LLP.

How do I vote shares held in the Salary Investment Plan or Payroll Investment Plan?

        Under each of these 401(k) plans, the plan trustee will vote your plan shares in accordance with the directions you indicate on the proxy card or by voting by telephone or Internet. Please see "How do I vote?" above for further information on these voting methods.

Can I change my vote?

        If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by sending written notice of revocation or a new proxy card to the Corporate Secretary at the Company's address set forth above so that it is received prior to the close of business on March 6, 2007, or by submitting a new proxy by telephone or Internet after the date of the revoked proxy but prior to 11:59 p.m. eastern time, March 6, 2007, or by attending the Annual Meeting and voting in person.

        If you are a beneficial owner, you may submit new voting instructions by contacting your broker, bank or nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in "How do I vote?" above and deliver it to the Corporate Secretary at the Annual Meeting.

What happens if I do not submit my proxy?

        If you are a shareholder of record, then your shares will not be voted or counted towards a quorum if you do not submit a proxy or vote in person at the Annual Meeting.

        If you hold your shares through a brokerage firm or bank and do not submit a voting instruction card, then the brokerage firm or bank may vote your shares on Proposals A and B because these matters are considered "routine" under the applicable rules.

        If you hold your shares through either of the Company's 401(k) plans and do not submit a proxy, your shares will not be voted or counted towards a quorum.

What if I submit my proxy card or voting instruction card but don't provide voting instructions?

        If your proxy is properly submitted and not revoked, but no instructions are given, the proxy will be voted in accordance with the recommendations of the Board of Directors, which is "FOR" Proposals A and B. If you hold your shares in street name and properly submit a voting instruction card with no voting instructions, your brokerage firm or other nominee typically has discretionary power to vote your shares in accordance with its best judgment. Certain brokers have indicated that they will vote unvoted shares in proportion to the votes of all other accounts held with them. Should other matters properly come before the Annual Meeting, the persons named in the proxy card will vote the proxies on such matters in accordance with their best judgment.

        If you hold your shares through either of the Company's 401(k) plans and your proxy is properly submitted and not revoked, but you but do not provide voting instructions to the plan trustee, then your shares will not be voted.

How many shares must be present to conduct the Annual Meeting?

        As of the record date, 74,716,801 shares of Common Stock were issued and outstanding. A majority of those shares, present or represented by proxy, constitutes a quorum for the purpose of conducting the Annual Meeting and voting on proposals at the Annual Meeting. If you submit a properly executed proxy or voting instruction card, then your shares will be considered part of the quorum. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Broker non-votes are shares held by brokers or other nominees over which the broker or nominee has no discretionary power to vote and for which it has not received specific voting instructions from the beneficial owner.

How many votes are needed to adopt the proposals?

        For the election of directors, the four nominees for Class III and the nominee for Class II receiving the highest number of affirmative votes cast for each respective Class will be elected. The ratification of the appointment of Deloitte & Touche LLP requires an affirmative vote of a majority of the votes cast. Other matters that may properly come before the Annual Meeting may require more than a majority vote under the Company's By-Laws, its articles of incorporation, the laws of the State of North Carolina, or other applicable laws or regulations. If you are present or represented by proxy at the Annual Meeting and you abstain, your abstention, as well as broker non-votes, are not counted as votes cast on any matter to which they relate.

Who can attend the Annual Meeting?

        All shareholders, or their duly authorized proxy, may attend the Annual Meeting.

Who pays the costs of proxy solicitation?

        Directors, officers and employees of the Company may solicit proxies and will not be entitled to any additional compensation for any such solicitation. The Company will bear the full cost of the solicitation and will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the beneficial owners.

Can I access the Proxy Statement and annual report on the Internet instead of receiving paper copies?

        This Proxy Statement and the 2006 Summary Annual Report are located on the Company's website: www.piedmontng.com. Shareholders can access future proxy statements and annual reports on the Internet instead of receiving paper copies in the mail. If you would like to receive future Company proxy statements and annual reports electronically, please visit www.amstock.com to enroll. Please reference the Company number and account number on the front portion of your proxy card. Receiving future annual reports and proxy statements via the Internet will be simpler for you, will save the Company money and is friendlier to the environment. If you have Internet access, we hope you will follow the instructions and sign up.

        If you are a shareholder of record, you can also choose this option by marking the appropriate box on your proxy card or by following the instructions if you vote by telephone or the Internet. If you choose to access future proxy statements and annual reports on the Internet, you will receive a proxy card in the mail next year with instructions containing the Internet address for those materials. Your choice will remain in effect until you advise us otherwise.

        If you are a beneficial owner, please refer to the information provided by your broker, bank or nominee for instructions on how to elect to access future proxy statements and annual reports on the Internet.

Can multiple shareholders sharing my address receive just one copy of the proxy statement and annual report?

        The Company has adopted a process for mailing the annual report and proxy statement called "householding," which has been approved by the Securities and Exchange Commission. Householding means that shareholders who share the same last name and address and that agree to householding will receive only one copy of the annual report and proxy statement, unless we receive contrary instructions from any shareholder at that address. The Company will continue to mail a proxy card to each shareholder of record.

        If you are a shareholder of record who shares the same last name and address as another shareholder of record, you can agree to householding by (i) indicating on the enclosed ballot that you consent to householding, (ii) writing to our transfer agent, American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038, or (iii) calling our transfer agent at its toll-free number 1-800-937-5449. Householding reduces our printing costs and postage fees, and we encourage you to participate. If you wish to discontinue householding and receive separate copies of the annual report and proxy statement, you may so notify us, via the transfer agent at the telephone number or address above, and we will promptly comply with your request.

        If you are a beneficial owner, you may request householding or request additional copies of the proxy statement and annual report by notifying your broker, bank or nominee.

When are shareholder proposals due for the 2008 Annual Meeting?

        In order to be considered for inclusion in next year's proxy statement and proxy card, shareholder proposals must be submitted in writing to the Company's Corporate Secretary, Piedmont Natural Gas Company, Inc., 4720 Piedmont Row Drive, Charlotte, North Carolina 28210, fax: (704) 365-8515, so it is received by September 25, 2007. Any proposal received after that date will not be eligible for inclusion in the 2008 proxy statement and proxy card. A shareholder who wishes to submit any other matter for consideration at the 2008 annual meeting must submit notice of such matter to the Company's Corporate Secretary at the address or fax number above so that it is received by the Company by no later than December 10, 2007. The Company will use its discretionary authority to vote on any matter for which notice is received after that date.

How can I contact a member of the Board of Directors?

        Any shareholder or interested party may contact a member of the Board of Directors or the non-management directors as a group by writing to the Board of Directors or any individual director in care of Piedmont Natural Gas Company, Inc., 4720 Piedmont Row Drive, Charlotte, North Carolina 28210, or by sending a written communication to the Company's Corporate Secretary at that address. Any communication addressed to a director at that address will be delivered or forwarded to the addressee as soon as practicable. Communications addressed to the Board of Directors or to an unspecified director will be forwarded to the Chairman of the Board, and communications addressed to the non-management directors as a group will be forwarded to the Lead Independent Director.

PROPOSALS TO BE VOTED UPON

PROPOSAL A—ELECTION OF DIRECTORS

  The Board of Directors recommends a vote FOR each nominee.

        The By-Laws of the Company provide that the Board of Directors shall consist of such number of directors as shall be fixed from time to time by resolution of the Board, but shall not be less than nine. The number of directors is currently fixed at twelve. The Articles of Incorporation divide the Board into three classes, designated Class I, Class II and Class III, with one class standing for election each year for a three-year term. The Articles provide that each class shall consist as nearly as possible of one-third of the total number of directors constituting the entire Board.

        Jerry W. Amos, D. Hayes Clement and Thomas E. Skains, whose terms expire at the Annual Meeting, are again standing for election in Class III. The Board has determined that Mr. Clement is an independent member of the Board and that Mr. Amos is not independent as described under "Independence of Board Members" below. Mr. Skains is the Company's Chief Executive Officer and is thus not independent. In addition, E. James Burton and Vicki McElreath are standing for election as a Class II director and Class III director, respectively. Effective July 1, 2006, the Board elected Dr. Burton and Ms. McElreath as members of the Board of Directors in Class II and III, respectively. Both Directors have been determined by the Board to be independent members of the Board. The non-management independent members of the Board recommended that both Directors be considered for election as members of the Board. The terms of the Class III directors elected at the Annual Meeting will expire in 2010, though if elected Mr. Clement is required to retire from the Board at the 2008 annual meeting pursuant to the Company's retirement policy for directors. The term of the Class II director elected at the Annual Meeting will expire in 2009.

        The Board does not know of any nominee who will be unable or unwilling to serve, but in such event, the proxies will be voted under discretionary authority for a substitute designated by the Board, or the Board may take appropriate action to provide for a lesser number of directors.

PROPOSAL B—RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2007

  The Board of Directors recommends a vote FOR this proposal.

        The Board of Directors concurs with the reappointment by the Audit Committee, subject to shareholder ratification, of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending October 31, 2007. Deloitte & Touche LLP has served as the Company's independent auditors since 1951. Although not required to submit the appointment to the shareholders for ratification, the Board believes it is desirable that an expression of shareholder opinion be solicited. If the shareholders do not ratify this appointment, the Audit Committee will consider whether to engage another registered public accounting firm.

        Deloitte & Touche LLP representatives are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

        The aggregate fees and reimbursable expenses for professional services provided by Deloitte & Touche LLP that were billed or are to be billed for the fiscal years ended October 31, 2006 and 2005, are:

Fees for Services	2006	2005
Audit Fees	$904,440	$927,841
Audit-Related Fees(a)	112,450	94,174
Tax Fees(b)	26,750	55,590
All Other Fees(c)	6,270	14,435
Total Fees	$1,049,910	$1,092,040

(a)
Consists of audits of the Company's employee benefit plans.

(b)
Consists of preparation of income tax returns for employee benefit plans and, in 2005, a review of the Company's income tax returns.

(c)
Consists primarily of financial and tax planning services for retired executives. These services are no longer being performed.

        The Audit Committee approves, in advance, the provision by the independent auditors of all services, whether or not related to the audit. The Audit Committee has delegated to the Chair of the Audit Committee the authority to grant such approvals, and services so approved are considered to be approved by the full Audit Committee until ratification of such approval is considered at the next regularly scheduled Audit Committee meeting.

INFORMATION REGARDING THE BOARD OF DIRECTORS

Nominee for Election as Class II Director Continuing in Office Until 2009:	Date First Elected to Board
Dr. E. James Burton	2006	Age 60. Dean of the Jennings A. Jones College of Business at Middle Tennessee State University, Murfreesboro, Tennessee.
Nominees for Election as Class III Directors Continuing in Office Until 2010:
Mr. Jerry W. Amos	1978	Age 68. Retired attorney at law, Seabrook Island, South Carolina. Prior to January 2005, Mr. Amos was a partner in the law firm of Nelson, Mullins, Riley & Scarborough, L.L.P.
Mr. D. Hayes Clement*	2000	Age 71. Retired Audit Partner, Arthur Andersen LLP (accounting and auditing services), Greensboro, North Carolina.
*If elected Mr. Clement is required to retire from the Board at the 2008 annual meeting pursuant to the Company's retirement policy for directors
Mr. Thomas E. Skains	2002
		Age 50. Chairman of the Board, President and Chief Executive Officer of the Company, Charlotte, North Carolina. Mr. Skains was elected Chairman of the Board effective December 12, 2003. Mr. Skains was appointed President and Chief Executive Officer effective February 28, 2003. From 2002 to 2003, Mr. Skains was President and Chief Operating Officer. Prior to that, Mr. Skains served as Senior Vice President—Marketing and Supply Services.
Ms. Vicki McElreath	2006
		Age 57. Retired Audit Partner, PriceWaterhouseCoopers LLP (accounting and auditing services), Charlotte, North Carolina. A partner since 1990, Ms. McElreath served as Managing Partner for the Carolinas from 1998 until her retirement in June 2006. Ms. McElreath is also a director of RBC Centura Banks, Inc.

Class I Directors Continuing in Office Until 2008:

Mr. Malcolm E. Everett III	2002	Age 60. Retired Senior Executive Vice President, Director of Corporate and Community Affairs, Wachovia Corporation (banking and investment services), Charlotte, North Carolina.
Ms. Muriel W. Sheubrooks	1993	Age 65. Retired Partner, Greater Carolinas Real Estate Services, Inc. (real estate services), Charlotte, North Carolina.
Mr. Frank B. Holding, Jr.	2003
		Age 45. President and Chief Administrative Officer, First Citizens BancShares, Inc. (banking and investment services), Raleigh, North Carolina. Mr. Holding is also a director of First Citizens BancShares, Inc.
Ms. Minor M. Shaw	2004	Age 59. President, Micco Corporation (investments), Greenville, South Carolina. Ms. Shaw is also a trustee of Columbia Nations Funds, Boston, Massachusetts.
Class II Directors Continuing In Office Until 2009:
Mr. John W. Harris	1997	Age 59. President of Lincoln Harris L.L.C. (commercial real estate and investment management), Charlotte, North Carolina. Mr. Harris is also a director of Dominion Resources, Inc. and Mapeley, Ltd.
Mr. Aubrey B. Harwell, Jr.	2002	Age 64. Managing Partner in the law firm of Neal & Harwell, PLC (legal services), Nashville, Tennessee.
Dr. David E. Shi	2003	Age 55. President, Furman University (educational institution), Greenville, South Carolina.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

        Sound corporate governance practices are an important part of our foundation and tradition. The Company's Corporate Governance Guidelines address such matters as director and Board responsibilities and functions.

        The Company has also adopted a Code of Business Conduct and Ethics that applies to the Board of Directors and all Company employees, including the principal executive officer, principal financial officer and controller or persons performing similar functions. In satisfaction of disclosure requirements of Item 5.05 of Form 8-K, if we amend or grant a waiver, including an implicit waiver, from any provisions of the Code of Business Conduct and Ethics that apply to the principal executive officer, principal financial officer and controller or persons performing similar functions and that relate to any element of the code enumerated in Item 406(b) of Regulation S-K, we will disclose the amendment or waiver on the "About Us-Corporate Governance" section of our website at www.piedmontng.com within four business days after the amendment or waiver.

        The Corporate Governance Guidelines and Code of Business Conduct and Ethics can be found on the Company's website (www.piedmontng.com) under the "About Us-Corporate Governance" section. You may also obtain a written copy of these documents by contacting the Company's Corporate Secretary at Piedmont Natural Gas Company, Inc., 4720 Piedmont Row Drive, Charlotte, North Carolina 28210. Information contained on our website is not part of or incorporated by reference into this Proxy Statement.

Independence of Board Members

        The Board of Directors determines the independence of each director annually at the time that nominees for director are approved for inclusion in the Company's annual proxy statement, or at such time as a director joins the Board if other than at an annual meeting. A determination of independence is based on satisfaction of the independence criteria of the New York Stock Exchange and applicable rules of the Securities and Exchange Commission as well an affirmative determination that the director has no material relationships with the Company. In this regard, the Board has adopted categorical standards of director independence, which are set forth below. Based on the foregoing criteria, the Board has concluded that the following majority of Board members, which includes all non-management members other than Jerry W. Amos, are independent: E. James Burton, D. Hayes Clement, Malcolm E. Everett III, John W. Harris, Aubrey B. Harwell, Jr., Frank B. Holding, Jr., Vicki McElreath, Minor M. Shaw, Muriel W. Sheubrooks and David E. Shi. Mr. Amos is not considered independent because he was engaged as a legal consultant to the Company from January 3, 2005 until December 31, 2006.

        Categorical Standards of Director Independence:

        A director who meets all of the following categorical standards shall be presumed to be "independent."

  •
  The Company does not employ, and has not within the last three fiscal years employed, the director or, except in a non-executive officer capacity, any of his or her immediate family members, except in either case in an interim capacity not exceeding six months.

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  Neither the director nor any of his or her immediate family members, during any consecutive 12-month period within the last three fiscal years, has received more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

  •
  Neither the director nor an immediate family member (i) is a current partner of a firm that is the Company's internal or outside auditor or (ii) was at any time within the last three fiscal years (but is no longer) a partner or employee of such a firm and personally worked on the Company's audit within that time.

  •
  The director is not employed by a firm that is the Company's internal or external auditor and the director does not have an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice.

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  Neither the director nor any of his or her immediate family members is or has been, within the last three fiscal years, employed as an executive officer of another company where a present executive officer of the Company serves or served on the compensation (or equivalent) committee of the other company at the same time.

  •
  Neither the director nor any of his or her immediate family members is a current executive officer of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of (a) $1 million or (b) 2% of such other company's consolidated gross revenues. The measured payments and revenue are those for the last completed fiscal year.

  •
  Neither the director nor any of his or her immediate family members has had, within the last three fiscal years, a personal services contract with the Company, its chairman, chief executive officer or other executive officer, or any affiliate of the Company.

  •
  Neither the director nor any of his or her immediate family members has, within the last three fiscal years, been an executive officer of a foundation, university or other non-profit organization to which the Company gives directly, or indirectly through its charitable foundation or the provision of services, the greater of $1 million per annum or 2% of the consolidated gross revenues of such charitable organization.

  •
  Neither the director nor any of his or her immediate family members, within the last three fiscal years, either directly or indirectly as a partner, shareholder or officer of another company, has owned more than 5% of the Company's common stock.

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  Neither the director nor any of his or her immediate family members has, within the last three fiscal years, been employed by (or affiliated with) a significant lender of the Company. For the purposes of this categorical standard, a lender shall be considered significant if the credit extended is more than 5% of the consolidated assets of the Company.

Chairman of the Board

        On March 3, 2006, the Board re-elected Thomas E. Skains as Chairman of the Board. The Chairman of the Board presides at all meetings of the Board and exercises and performs such other powers and duties as may be periodically assigned to him by the Board or prescribed by the Company's By-Laws.

Lead Independent Director

        On March 3, 2006, the Board re-elected Malcolm E. Everett III as the lead non-management director (the "Lead Independent Director"). The Lead Independent Director chairs Board meetings during any meetings or portions of meetings where the Chairman is absent, including all executive sessions of non-management directors. The Lead Independent Director also consults with the Chief Executive Officer on business issues and with the Chief Executive Officer and the chairman of the Directors and Corporate Governance Committee on Board governance issues.

Executive Sessions of Board of Directors Meetings

        Executive sessions of the Board attended by only non-management directors are held at each Board meeting and at such other times as may be requested by any director. An executive session of all independent directors is also held at least once per year. An executive session of non-management directors was held at each Board meeting during the 2006 fiscal year.

Attendance at Annual Shareholders Meeting and Board and Committee Meetings

        All directors attended the 2006 Annual Meeting of Shareholders. The Board has a policy that all directors should attend each shareholder and Board meeting and each meeting of each Board committee on which they serve absent extenuating circumstances. During the 2006 fiscal year, the Board held six Board meetings. Each director attended at least 75% of the total number of Board meetings and meetings of committees on which such director served.

Committees of the Board

        The Board of Directors has the five standing committees described below. Each committee has a written charter adopted by the Board that can be found in the "About Us-Corporate Governance" section of the Company's website at www.piedmontng.com and is available in print to any shareholder who requests it. As discussed above under "Independence of Board Members," the Board has determined that each member of the Audit Committee, Compensation Committee and Directors and Corporate Governance Committee is independent.

  •
  Audit Committee.    The members of the Audit Committee are D. Hayes Clement (Chair), E. James Burton, Frank B. Holding, Jr., Vicki McElreath and Muriel W. Sheubrooks. The Board has determined that each member of the Audit Committee is financially literate as defined by the listing standards of the New York Stock Exchange. In addition, the Board has determined that Dr. Burton, Mr. Clement and Ms. McElreath each qualifies as an "audit committee financial expert" as defined by regulations adopted by the Securities and Exchange Commission. The Audit Committee met eight times during the 2006 fiscal year. The Audit Committee (a) serves as an independent and objective body to monitor, assess and assist Board oversight of the integrity of the Company's financial statements, compliance with legal and regulatory requirements, the independent registered public accounting firm's qualifications and independence and the performance of the Company's internal audit function and independent registered public accounting firm; (b) oversees the audit and other services of the Company's independent registered public accounting firm and is directly responsible for the appointment, compensation, retention and oversight of the Company's independent registered public accounting firm; and (c) provides an open avenue of communication among the Company's independent registered public accounting firm, accountants, financial and senior management, the internal auditing department and the Board.

  •
  Compensation Committee.    The members of the Compensation Committee are John W. Harris (Chair), D. Hayes Clement, Malcolm E. Everett III, and Minor M. Shaw. The Committee met three times during the 2006 fiscal year. The Compensation Committee oversees compensation policies and programs. It also recommends to the Board the salaries and other compensation of elected officers and reviews executive development and management succession plans.

  •
  Directors and Corporate Governance Committee.    The members of the Directors and Corporate Governance Committee are Aubrey B. Harwell, Jr. (Chair), Malcolm E. Everett III, John W. Harris and David E. Shi. The Committee met four times during fiscal year 2006. This Committee reviews and articulates the governance structure of the Board and the Company's position and practices on significant issues of corporate and public responsibility. It also determines the composition of Board committees. This Committee also recommends to the Board nominees to fill vacancies on the Board as they occur and recommends candidates for election as directors at annual meetings of shareholders.

  •
  Finance Committee.    The members of the Finance Committee are Frank B. Holding, Jr. (Chair), Jerry W. Amos, E. James Burton, Aubrey B. Harwell, Jr. and Minor M. Shaw. The Committee met three times during fiscal year 2006. The Committee reviews the financial condition of the Company and makes recommendations to the Board with respect to the Company's capital budget and financing needs.

  •
  Benefits Committee.    The members of the Benefits Committee are Muriel W. Sheubrooks (Chair), Jerry W. Amos, Malcolm E. Everett III, Vicki McElreath and David E. Shi. The Committee met three times during fiscal year 2006. The Committee oversees the operation and administration of all broad-based employee health and welfare and retirement plans sponsored by the Company and its subsidiaries.

Director Compensation Policy

        Annual Retainer and Fees.    In fiscal 2006, non-management directors were compensated as follows:

  •
  An annual retainer for Board service of $24,000.

  •
  The Lead Independent Director was paid an additional $10,000 annual fee; the chair of the Audit Committee was paid an additional $8,000 annual fee; the chairs of the Compensation Committee and the Directors and Corporate Governance Committee were each paid an additional $5,000 annual fee; and the chairs of the Benefits Committee and the Finance Committee were each paid an additional $2,500 annual fee.

  •
  An attendance fee of $1,500 for each Board meeting attended, and an attendance fee of $1,500 for each Board committee meeting attended ($1,800 for the chair of each committee).

  •
  Directors have the election to invest all of their foregoing annual retainer and fee and meeting attendance fees in the Company's Dividend Reinvestment and Stock Purchase Plan ("DRIP"); all directors made this election. The Company made a matching 25% contribution for fees invested in the DRIP.

  •
  An annual Common Stock grant equivalent to $20,000.

  •
  Newly elected directors (Dr. Burton and Ms. McElreath) received a one-time Common Stock grant valued at $15,500 upon the effective date of election by the Board as a director.

  •
  Reimbursement for reasonable expenses incurred in attending any Board or committee meetings or in connection with Company business.

        Directors who are employees receive no additional compensation for their services as directors.

  Other Benefits.

  •
  The Company matches charitable giving by each director up to a maximum of $500 per year.

  •
  The Company makes medical insurance available for directors first elected on or prior to August 20, 2003.

  •
  Certain directors are entitled to a retirement benefit and a change-in-control benefit, described below under "Retirement Policy and Retirement and Change-in-Control Benefit".

  •
  Spouses of some of the directors attended dinners and functions, and were reimbursed airfare, in connection with an off-site Board meeting held in Greenville, South Carolina.

  •
  Each director received a holiday gift from the Company, valued at $500.

Director Stock Ownership Guidelines

        The Board strongly advocates director stock ownership as a means by which to better align director interests with those of all shareholders. The Board has adopted director stock ownership guidelines that require all directors to own Common Stock with a market value of at least five times their annual cash retainer by the later of June 2, 2005, or five years after their election as a director. All directors, except for the recently elected directors, Dr. Burton and Ms. McElreath, have exceeded this level.

Retirement Policy and Retirement and Change-in-Control Benefit

        The Company's Corporate Governance Guidelines require that directors retire from the Board not later than the annual shareholder's meeting following their seventy-second birthday. Pursuant to the Director Retirement Benefits Agreement adopted by the Company, a non-management director first elected on or prior to August 20, 2003, who retires from the Board at any age with more than ten continuous years on the Board, or who is at least 72 years of age if such director has served on the Board less than ten continuous years, is entitled to receive an annual retirement benefit, paid monthly, equal to the annual retainer in effect at the time of his or her retirement. This retirement benefit will continue for the life of the director. Should an eligible non-management director die before ten years have elapsed from the retirement date of that director from the Board, the retirement benefit shall be paid to the director's designated beneficiary(s) in an amount equal to the annual retainer in effect at the time of the director's retirement for the remaining portion of the ten-year period following the retirement date of that director from the Board, either in a lump sum or on a monthly basis. Should an eligible non-management director die while serving on the Board, the director's designated beneficiary(s) shall be paid a lump sum equal to ten times the annual retainer that is in effect at the date of such director's death.

        In the event of a Change in Control or Potential Change in Control (each as defined in the agreement), a non-management director shall be entitled to receive the benefits listed in the previous paragraph as if the director had retired on the date immediately preceding the Change in Control or Potential Change in Control without regard to the number of years served, or, at the option of the director, a lump sum cash amount equal to 150% of the net present value of retirement benefits to which he or she would otherwise be eligible.

        Non-management directors first elected after August 20, 2003, are not eligible to receive any of the foregoing retirement or change in control benefits.

Service on Other Boards of Directors of Publicly Held Companies Policy

        The Company maintains a policy that non-management directors generally may not serve on more than three boards of directors of other publicly traded companies (in addition to that of the Company). If a director seeks to serve on more than three such boards, the director must obtain approval of the Directors and Corporate Governance Committee for that additional service. Members of the Audit Committee generally must not serve on more than two publicly traded company audit committees simultaneously, including that of the Company. If a director seeks to serve on more than two publicly traded company audit committees, the director must obtain approval from the Directors and Corporate Governance Committee for that additional service. If the Chief Executive Officer of the Company seeks to serve on the boards of more than two other publicly held companies (in addition to the Board of the Company), the Chief Executive Officer must obtain approval from the Directors and Corporate Governance Committee for that additional service. At its discretion, the Directors and Corporate Governance Committee may refer the request for approval of additional Board service to the full Board of Directors.

Resignation Policy

        The Board, in selecting its members, considers a number of factors, including the personal and professional background, experiences and geographic location of a prospective member at the time of his or her consideration for selection. The Board has adopted a policy that requires a director to offer his or her resignation in the event of any significant change in personal or professional circumstances that should reasonably cause a re-examination of the director's continued membership on the Board, including retirement or a change in principal job responsibilities, a permanent residence relocation to a community different than that at the time of election, or any situation that could bring negative attention to the Company. Should a director have any such significant change in personal or professional circumstances, the policy requires the director to offer a letter of resignation to the Chairman of the Board who will forward such letter for review and recommendation by the Directors and Corporate Governance Committee and final determination by the Board. A director who experiences a significant change in personal or professional circumstances will not necessarily be removed from the Board, but the Board will have an opportunity to re-examine the director's continued Board membership under the changed circumstances. Following a recommendation by the Directors and Corporate Governance Committee to the Board as to whether such letter of resignation should be accepted or rejected, the Board (excluding the subject director) votes to either accept or reject the letter of resignation, with the status of the director being decided by majority vote.

Certain Relationships and Related Transactions

        In 2004, the Company entered into a lease agreement with Crescent Resources, LLC, pursuant to which it to leases its corporate office space at Piedmont Town Center One in Charlotte, North Carolina. Lincoln Harris LLC, of which Director John W. Harris is an executive officer and in which he owns an interest, is the leasing agent for this building. As a result of the Company lease, Crescent Resources, LLC, paid Lincoln Harris LLC a leasing commission fee, the second half of which was paid in December 2005, and Mr. Harris personally received $206,347.

        Crescent Resources, LLC, sold the building and assigned its interest in the lease to Piedmont Town Center One, LLC, in December 2005. John W. Harris indirectly owns an 18% interest in Piedmont Town Center One, LLC, which in fiscal 2006 received approximately $2,488,160 from the Company under the lease. Mr. Harris did not receive in fiscal 2006, and does not currently receive, any distributions from Piedmont Town Center One, LLC. The Board has determined that Mr. Harris has no material relationship with the Company and is an independent director after consideration of all relevant facts and circumstances and applying the listing standards of the New York Stock Exchange and the categorical standards of independence adopted by the Board. Mr. Harris has and will continue to recuse himself from all discussion, consideration, decision and Board action directly or indirectly related to Piedmont Town Center One, LLC, the lease and the Company's corporate office space.

        Prior to 2005, Jerry W. Amos was a partner in the law firm of Nelson Mullins Riley & Scarborough, L.L.P., which provided legal services to the Company. Transactions involving that law firm and the Company were made in the ordinary course of business and, in the opinion of management, were on substantially the same terms to the Company as those prevailing at the time from unrelated parties for comparable services. Effective December 31, 2004, Mr. Amos retired from the law firm. From January 3, 2005, through December 31, 2006, Mr. Amos continued to provide legal and consulting services to the Company pursuant to an engagement letter. He received $142,852 in direct compensation for those services during fiscal year 2006.

Nomination of Directors

        The Directors and Corporate Governance Committee has a process of identifying and evaluating potential nominees for election as members of the Board. This Committee and the Board each has a policy that potential nominees shall be evaluated no differently regardless of whether the nominee is recommended by a shareholder, a Board member, or Company management. This Committee considers potential nominees from all these sources, develops information from many sources concerning the potential nominee, and evaluates the potential nominee as to the qualifications that the Committee and the Board have established. Specifically, the Committee assesses the Board's current strengths and needs by reviewing its profile, its director qualification standards and the Company's current and future needs. From this assessment, candidates are screened against the Board's director qualification standards described below and then, if appropriate, interviewed by the Chair of the Committee, the Lead Independent Director and the Chief Executive Officer. Based on input derived from candidate interviews and a reference check, the Committee determines whether the candidate should be recommended for Board membership and subsequent election to the Board. Factors considered in identifying candidates for Board membership include extensive experience in a senior executive role with a major business organization, preferably as either a Chief Executive Officer, President, or Chairman, and equivalent experience from other backgrounds such as academic, government, legal, accounting, audit or other recognized professions. Qualified candidates often will have had exposure to the numerous programs a corporation employs relative to creating shareholder value, while balancing the needs of all stakeholders. Candidates will normally be associated with organizations that do not have competitive lines of business or other conflicts of interest with the Company. Candidates for Board membership must possess the intelligence, integrity, strength of character and sense of timing required to provide the leadership and guidance to effectively govern and to recommend alternative solutions to challenges confronting the Company. The independence necessary to make an unbiased evaluation of management performance and effectively carry out responsibilities of oversight will be considered. Candidates must have an awareness of both the business and social environment within which the Company operates. They must have the commitment, sense of urgency and spirit of cooperation that will enable them to work with other Board members in directing the future, profitable growth of the Company, in an ethically responsible fashion. The composition, skills and needs of the Board change over time, and other factors will be considered in establishing the desirable profile of candidates for any specific opening on the Board. In fiscal year 2006, the Company has not paid any compensation or other consideration to third parties in identifying or evaluating potential nominees for consideration for election as a member of the Board.

        The Committee will consider nominees recommended by shareholders upon submission in writing to the Corporate Secretary of the names of such nominees, together with their qualifications for service and evidence of their willingness to serve. Pursuant to the Company's By-Laws, no director shall be elected at an annual meeting of shareholders unless such person shall have been nominated to serve as director at least 60 days prior to such meeting.

AUDIT COMMITTEE REPORT

        The Audit Committee operates pursuant to a written charter that is attached to this Proxy Statement as Appendix A and is also available on the "About Us-Corporate Governance" section of the Company's website at www.piedmontng.com.

        The Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the audit process, the financial information that will be provided to shareholders and others and the systems of internal control over financial reporting that management has established. Deloitte & Touche LLP, the Audit Committee-appointed independent registered public accounting firm for the fiscal year ended October 31, 2006, is responsible for expressing opinions on the conformity of the Company's audited financial statements with generally accepted accounting principles and on management's assessment of the effectiveness of the Company's internal control over financial reporting. In addition, Deloitte & Touche LLP will express its opinion on the effectiveness of the Company's internal control over financial reporting.

        The Audit Committee reviewed and discussed with management and Deloitte & Touche LLP the audited financial statements for the fiscal year ended October 31, 2006, management's assessment of the effectiveness of the Company's internal control over financial reporting and Deloitte & Touche LLP's evaluation of the Company's internal control over financial reporting. The Committee has discussed with Deloitte & Touche LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified or supplemented. In addition, the Committee has discussed various matters with Deloitte & Touche LLP related to the Company's consolidated financial statements, including critical accounting policies and practices used.

        The Committee has also reviewed written disclosures and a letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, ("Independence Discussions with Audit Committees") and has discussed with Deloitte & Touche LLP its independence from the Company and its management. In addition, the Committee has received written material addressing Deloitte & Touche LLP's internal quality control procedures and other matters, as required by the New York Stock Exchange Listing Standards. The Committee understands the need for Deloitte & Touche LLP to maintain objectivity and independence in its audit of the Company's financial reporting and seeks to limit non-audit fee spending to a level that keeps the core relationship with Deloitte & Touche LLP focused on the audit of the financial statements and internal controls.

        Based on these considerations, the Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended October 31, 2006, be included in the Company's 2006 Annual Report on Form 10-K. This report is provided by the following independent directors, who constitute the Committee.

D. Hayes Clement, Chair
E. James Burton
Frank B. Holding, Jr.
Vicki McElreath
Muriel W. Sheubrooks

January 4, 2007

EXECUTIVE OFFICERS

        The executive officers of the Company and their business experience during the past five years are as follows:

        Thomas E. Skains—Age 50. Chairman of the Board, President and Chief Executive Officer. Mr. Skains was elected Chairman of the Board effective December 12, 2003 and was appointed President and Chief Executive Officer effective February 28, 2003. From 2002 to 2003, Mr. Skains was President and Chief Operating Officer of the Company. Prior to that, Mr. Skains served as Senior Vice President—Marketing and Supply Services.

        David J. Dzuricky—Age 55. Senior Vice President and Chief Financial Officer. Mr. Dzuricky was appointed to this position in 1995.

        Kevin M. O'Hara—Age 48. Senior Vice President—Corporate and Community Affairs. Mr. O'Hara was appointed to this position in April 2006. Prior to his appointment, Mr. O'Hara was Vice President—Business Development and Ventures since February 2003. Prior to that, Mr. O'Hara was Vice President—Corporate Planning.

        Franklin H. Yoho—Age 47. Senior Vice President—Commercial Operations. Mr. Yoho was appointed to this position in March 2002. Prior to his appointment, Mr. Yoho was Vice President, Business Development, CT Communications, Concord, North Carolina.

        Michael H. Yount—Age 51. Senior Vice President—Utility Operations. Mr. Yount was appointed to this position in April 2006. Prior to his appointment, Mr. Yount was a Vice President and Consultant for Senn-Delaney Leadership Consulting Group, Knoxville, Tennessee.

        Jane R. Lewis-Raymond—Age 40. Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary. Ms. Lewis-Raymond was appointed to this position in April 2006. Prior to her appointment, Ms. Lewis-Raymond was Vice President—Regulatory Affairs for the American Gas Association, Washington, D.C. from February 2005. Prior to that, she served as Managing Director and Senior Counsel, Regulatory Affairs at the American Gas Association.

        June B. Moore—Age 53. Vice President—Customer Service. Ms. Moore was appointed to this position in August 2004. Prior to her appointment, Ms. Moore was Vice President—Information Services.

        Robert O. Pritchard—Age 54. Vice President—Treasurer and Chief Risk Officer. Mr. Pritchard was appointed to this position in July 2006. Prior to his appointment, Mr. Pritchard served as Treasurer since February 2003, prior to which he was Director—Corporate Planning.

        Jose M. Simon—Age 54. Vice President and Controller. Mr. Simon was appointed to this position in July 2006. Prior to his appointment, Mr. Simon was Director of Public Affairs for Virginia Natural Gas, Norfolk, Virginia, since June 2003. Mr. Simon served as Regional Manager, Northern Region, Virginia Natural Gas, Newport News, Virginia from October 2002 to July 2003. Prior to that, he served as Manager Field Services with Virginia Natural Gas. Mr. Simon served as Controller for Virginia Natural Gas, a subsidiary of Consolidated Natural Gas, from 1992 to 1996.

        David L. Trusty—Age 49. Vice President—Corporate Communications. Mr. Trusty was appointed to this position in August 2004. Prior to his appointment, Mr. Trusty was Vice President—Marketing.

        Ranelle Q. Warfield—Age 50. Vice President—Sales and Marketing. Ms. Warfield was appointed to this position in August 2004. Prior to her appointment, Ms. Warfield was Vice President—Sales.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth each person or entity known by management to be the beneficial owner of more than 5% of the outstanding Common Stock as of December 31, 2006.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class
Cincinnati Financial Corporation 6200 South Gilmore Road Fairfield, Ohio 45014	5,962,800 shares(1)	7.56	%(2)

(1)
This information is based on information provided by an executive officer of Cincinnati Financial Corporation, who indicated that such entity has sole voting power and sole dispositive power with respect to all these shares.

(2)
Based on 75,327,000 shares outstanding.

        The following table sets forth the number of shares of Common Stock that was beneficially owned as of December 15, 2006, by each director, each executive officer listed in the Summary Compensation Table, and by all directors and executive officers as a group. The directors and executive officers, individually and as a group, owned less than 1% of the outstanding Common Stock as of December 15, 2006. These amounts include amounts held under the Company's employee benefit plans.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)
Jerry W. Amos	157,896	(2)
E. James Burton	1,582	(3)
D. Hayes Clement	25,039
Malcolm E. Everett III	15,510	(4)
John W. Harris	53,244
Aubrey B. Harwell, Jr.	38,546	(5)
Frank B. Holding, Jr.	23,634
Vicki McElreath	3,817	(3)
Minor M. Shaw	11,832	(6)
Muriel W. Sheubrooks	37,600	(7)
David E. Shi	9,555
Thomas E. Skains	125,610	(8)
David J. Dzuricky	69,708	(9)
June B. Moore	23,621	(10)
Kevin M. O'Hara	35,822	(11)
Franklin H. Yoho	19,899	(12)
Directors and Executive Officers as a Group (22)	692,257	(5)(6)

(1)
Unless otherwise indicated, each person listed has sole voting and investment power.

(2)
Includes 1,909 shares held by Mr. Amos' spouse over which she has sole voting and investment power.

(3)
Owner has shared voting and investment power for all shares.

(4)
Includes 400 shares held by Mr. Everett's spouse over which she has sole voting and investment power.

(5)
Includes 375 shares held by his spouse, of which Mr. Harwell disclaims beneficial ownership. Also includes 12,500 shares for which Mr. Harwell has shared voting and investment power.

(6)
Includes 2,000 shares held by her spouse, of which Ms. Shaw disclaims beneficial ownership.

(7)
Includes 1,423 shares held by Ms. Sheubrooks' spouse over which he has sole voting and investment power.

(8)
Includes 58,374 shares for which Mr. Skains has shared voting and investment power.

(9)
Includes 1,008 shares for which Mr. Dzuricky has shared voting and investment power and 26,244 held by his spouse over which she has sole voting and investment power.

(10)
Includes 4,645 shares for which Ms. Moore has shared voting and investment power.

(11)
Includes 5,762 shares for which Mr. O'Hara has shared voting and investment power.

(12)
Includes 17,958 shares for which Mr. Yoho has shared voting and investment power.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under the securities laws of the United States, the Company's directors, certain officers and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of Common Stock and any subsequent changes in their ownership to the Securities and Exchange Commission ("SEC"). Specific due dates have been established by the SEC, and the Company is required to disclose in this Proxy Statement any known failure to file by those dates. Based upon Section 16(a) reports that the Company received from such persons for their 2006 fiscal year transactions, the Company believes that all Section 16(a) reports were filed on a timely basis during such fiscal year, except that (a) due to an error by the Company, eight reports for all directors reporting their monthly investment of their annual retainer and fee and meeting attendance fees in the Company's Dividend Reinvestment and Stock Purchase Plan were made on a periodic rather than current basis, and (b) due to an error by the Company, a Form 4 for David L. Trusty reporting a sale of shares in June 2006 was reported in December 2006.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        During 2006, the Compensation Committee of the Board was composed of four independent directors elected by a majority of the independent directors of the entire Board. Each Committee member (a) was a "non-Employee" director as defined in the Securities Exchange Act of 1934, (b) was an "outside director" as defined in section 162(m) of the Internal Revenue Code, (c) was an "independent director" in accordance with the listing standards of the New York Stock Exchange, (d) had no relationship to the Company that the directors believed could have interfered with the exercise of their independence from Company management, and (d) qualified otherwise under any applicable laws, rules and regulations.

        The Compensation Committee provides overall guidance in the development of executive compensation and performance management programs. These programs include the Executive Long-Term Incentive Plan (LTIP), the Annual Short-Term Incentive Plan (STIP), the Annual MVP ("Mission, Vision, Performance") Incentive Plan and the Merit Compensation Program. The goals of the Compensation Committee are to create compensation packages for officers that will attract and retain persons of outstanding ability and to reward those officers for superior corporate performance as measured by financial results and strategic achievements. The Committee provides overall guidance to the Company to ensure that compensation for all employees is fair, appropriate, competitive and consistent with current rules and regulations. The goal of this responsibility is to create a compensation philosophy for all employees that will attract a diverse, well-qualified and motivated workforce.

        The Compensation Committee has the following compensation-related responsibilities:

  •
  Evaluate the performance of the officers in regard to their functional responsibilities;

  •
  Review the Company's performance management programs and make recommendations to the Board with respect to the same;

  •
  Review the compensation of all Company officers and make recommendations to the Board with respect to the same;

  •
  Review the Company officers' ownership holdings in the Company's Common Stock, establish goals and/or guidelines with respect to such ownership and recommend to the Board plans and procedures for achieving such goals and/or guidelines;

  •
  Review the LTIP, STIP and the annual MVP Incentive Plan and make recommendations to the Board with respect to the same;

  •
  Review and make recommendations to the Board with respect to any other incentive-compensation plans and equity based plans;

  •
  Review and approve specific corporate goals and objectives relevant to the Chief Executive Officer's compensation, evaluate the Chief Executive Officer's performance in light of those goals and objectives, and set the Chief Executive Officer's compensation level based on this evaluation with the approval of a majority of the independent directors of the Board;

  •
  Determine if the compensation for each of the five highest paid officers is reasonable as compared with officers in similarly situated positions in peer group companies in view of the Company's performance and the contribution of those officers to established performance levels;

  •
  Negotiate and, with approval of the Board, enter into arrangements or execute contracts and documents as may be deemed appropriate in cases relating to the terms and conditions of employment of Company officers;

        The Compensation Committee retains the services of an independent compensation consultant to assist in analyzing compensation data and aligning compensation with performance philosophies. The result of this Committee analysis is a Board-approved executive compensation philosophy that encourages a high performance culture with salary ranges and base salaries targeted at the median (50th percentile) of the competitive marketplace. In addition, base salary increases should reflect the operating performance and financial condition of Piedmont, as well as the performance and responsibilities of the individual officers. Incentive or "at-risk" compensation is intended to be the compensation component that will motivate the executive team to achieve the required superior results and, when accomplished, reward them accordingly. Total direct compensation levels (base salary plus short- and long-term incentive compensation) should be targeted (with aggressively set targets) at or near the 75th percentile where merited by exceptional Company, business unit, and/or individual performance results. A primary focus of the overall human resources strategy at the Company is to attract, retain and motivate a high-quality executive team that will enable the Company to accomplish its overall mission.

        Executive compensation for 2006 was comprised primarily of these elements: base salary, annual STIP and MVP incentive awards and a long-term incentive award. The relative levels of base salary for executives are designed to reflect each executive's scope of responsibility and accountability. To determine the necessary amounts of base salary to attract and retain top quality executives, the Compensation Committee reviews salary and other compensation arrangements in effect at comparable companies. The base salary is established by utilizing information from general industry surveys, independent outside consultants and proxy materials of companies comprising the A. G. Edwards Large Natural Gas Distribution Index.

        Regarding base salary compensation, the Chief Executive Officer's salary for 2006 was at or below the 50th percentile as compared with Chief Executive Officers in comparable companies. Other Company senior officer salaries for 2006 were reviewed and found to be at or near the 50th percentile as compared with officers in similar positions in comparable companies in view of the Company's performance and contribution of those officers to established performance levels.

        The "at risk" component of the policy has been implemented through adoption of short-term and long-term incentive plans for Company officers and other participants. During 2005, the Board of Directors, at the recommendation of the Compensation Committee, approved the 2006 MVP and STIP cash incentive plans to be funded and paid to the participants based on threshold, target and stretch levels of earnings per share performance. The MVP incentive plan also has non-financial performance measures that determine payout levels for participants. Earnings per share for fiscal year 2006 resulted in cash payments to the STIP participants at 79% of target levels and overall funding of the MVP incentive plan at 79% of target levels with funding at an average of 58% for Company officers.

        Under the LTIP, the Board has awarded units to eligible officers and other participants. Depending upon the levels of financial and peer group performance achieved by the Company during a performance period, typically three years, distribution of those awards may be made at certain threshold, target and stretch levels. There are two measures used to determine performance: a stated, compounded, average increase in earnings per share ("EPS"), which represents 50% of the units awarded, and the Company's percentile ranking for total annual shareholder return in comparison with the A.G. Edwards Large Natural Gas Distribution Index industry peer group ("Peer Group"). Unit awards are distributed at 80% for threshold performance, 100% for target performance and 120% for stretch performance. Performance between threshold and target and between target and stretch is subject to sliding scale payments.

        The three year performance period for LTIP Award No. 7 ended October 31, 2006. Target performance is based on the Company achieving the two performance objectives stated above, with a 5% compounded annual increase in EPS representing 50% of the units awarded, and a total annual shareholder return rank in the 50th percentile in comparison with the Peer Group representing 50% of the units awarded. The performance on the EPS measure was a compounded annual growth rate of 4.9% and total shareholder return performance was in the 68th percentile of the Peer Group, resulting in stock payments to officers and other participants at 97.5% of target levels.

        Executive officers have LTIP Award No. 8 and No. 9 outstanding, which cover the three-year performance periods ending October 31, 2007 and 2008, respectively. LTIP Award No. 10 was approved at the October 2006 Committee meeting to be effective November 1, 2006. LTIP Award No. 10 will have a three-year performance period. Payouts at target levels will be determined based on a 4% compounded annual increase in EPS, which will represent 50% of the units awarded, and a total annual shareholder return rank in the 50th percentile in comparison with the Peer Group, which will represent 50% of the units awarded. The EPS performance target is 100%, resulting in a 100% payout. Performance at 80% of target for either measure will result in an 80% payout for the 50% of units subject to that measure(s) and performance at 120% of target for either measure will result in 120% payout for the 50% of the units subject to that measure(s). Performance between threshold and target and between target and stretch will be subject to mathematical interpolation. Awards of these performance based restricted units were made to officers, director-level employees, and regional executives.

        The Board, at the recommendation of the Compensation Committee, has established Company Common Stock ownership guidelines for all officers and director-level employees, and each officer and director-level employee has guidelines to achieve the established ownership levels over the course of five years. These guidelines have been extended in 2006 to apply to regional executives. The Committee strongly advocates share ownership as a means by which to better align management interests with those of all shareholders. By February 2008, which is five years from the date Mr. Skains was elected Chief Executive Officer, he has a guideline to reach a share ownership position, the market value of which is five times his base salary. Other positions have share ownership guidelines from one to three times base salary.

        In March 2006, Company shareholders approved an Incentive Compensation Plan. This Plan provides for incentive compensation payable in cash, stock options, restricted stock and other stock based awards. The purpose of the Plan is to promote the interests of the Company and its shareholders through (a) the attraction and retention of participants essential to the success of the Company; (b) the motivation of participants using performance-related incentives linked to performance goals and the interest of the Company shareholders, and (c) enabling such individuals to share in the growth and success of the Company and its subsidiaries. Effective September 1, 2006, the Board of Directors approved a time vested restricted stock grant of 65,000 shares of the Company's Common Stock to Mr. Skains as a retention measure. The grant vests over three years with 20% in 2009, 30% in 2010 and 50% in 2011.

        The general executive compensation policies described above also applied to the 2006 compensation for Mr. Skains as Chief Executive Officer. His 2006 base salary of $610,000 was based on a review of competitive marketplace compensation packages. Mr. Skains also received an incentive MVP payment based on his performance as compared to a plan around the following factors: budgeted earnings per share, results from a customer satisfaction survey, the level of engagement in corporate and community affairs and an assessment around his adherence to the Company's stated shared values around things such as integrity, teamwork and respect. He also received STIP and LTIP Award No. 7 incentive payments based upon the generally applicable criteria set out above and was granted LTIP Award No. 10.

Submitted by the Compensation Committee

John W. Harris, Chair
D. Hayes Clement
Malcolm E. Everett III
Minor M. Shaw

December 15, 2006

EXECUTIVE COMPENSATION AND OTHER INFORMATION

        The following Summary Compensation Table sets forth a summary of the compensation paid to the Chief Executive Officer and the four other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2006 (the "Named Executive Officers"), for each of the three fiscal years ended October 31, 2006, 2005 and 2004:

		Annual Compensation($)			Long-Term Compensation ($)
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation(3)	Restricted Stock Awards(4)	LTIP Payouts(5)	All Other Compensation ($)(6)
Thomas E. Skains Chairman, President and Chief Executive Officer	2006 2005 2004	598,462 535,577 460,577	213,189 357,268 336,656	85,240 86,881 51,666	1,682,850 — —	1,040,153 182,354 192,172	56,083 56,218 2,138
David J. Dzuricky Senior Vice President and Chief Financial Officer	2006 2005 2004	332,115 316,154 294,231	90,860 162,329 167,625	54,144 59,164 36,253	— — —	394,135 151,639 159,802	57,450 56,950 8,918
Kevin M. O'Hara(1) Senior Vice President— Corporate and Community Affairs	2006 2005 2004	249,615 212,115 195,673	60,281 78,470 71,250	36,064 34,548 28,093	— — —	224,914 88,224 92,973	22,655 18,748 7,238
Franklin H. Yoho Senior Vice President— Commercial Operations	2006 2005 2004	306,154 287,115 270,385	84,092 147,111 153,656	36,953 55,095 24,758	— — —	361,316 73,223 77,165	30,649 30,149 7,832
June B. Moore (2) Vice President— Customer Service	2006 2005 2004	202,115 187,115 172,308	39,555 69,346 53,075	27,622 35,767 20,563	— — —	156,350 59,960 71,551	30,002 29,502 8,227

(1)
Mr. O'Hara was promoted to the position of Senior Vice President—Corporate and Community Affairs in April 2006. Prior to his promotion he served as Vice President—Business Development and Ventures.

(2)
Ms. Moore was named Vice President—Customer Service in August 2004. She previously served as Vice President—Information Services.

(3)
The amounts in this column consist of the following:

	Skains			Dzuricky			O'Hara			Yoho			Moore
	2006	2005	2004	2006	2005	2004	2006	2005	2004	2006	2005	2004	2006	2005	2004
Dividend equivalents on units awarded, but not yet distributed, under the Executive Long-Term Incentive Plan	$0	$7,404	$13,949	$0	$6,157	$11,599	$0	$3,582	$6,748	$0	$2,973	$5,601	$0	$2,434	$4,890
Personal benefit of a company-provided vehicle and/or payment of a car allowance, including tax gross-up	19,579	19,579	19,579	13,888	13,888	13,888	12,729	11,570	11,570	13,888	22,369	9,649	11,570	17,522	13,610
Club membership fees and dues, including tax gross-up	23,273	22,994	10,604	8,438	7,995	8,118	8,674	7,402	6,662	6,454	5,773	5,596	0	0	0
Supplemental Executive Benefit Plan tax gross-up	21,959	21,959	1,027	23,610	23,609	1,403	7,160	5,521	354	10,937	10,938	639	10,522	10,520	831
Other perquisites not exceeding 25% of total perquisites	20,429	14,945	6,507	8,208	7,515	1,245	7,501	6,473	2,759	5,674	13,042	3,273	5,530	5,291	1,232

Amounts reported for 2004 and 2005 in prior proxy statements excluded Supplemental Executive Benefit Plan tax gross-up (which had instead been reported in All Other Compensation), tax preparation services and expenses related to spouses accompanying the executives on business events, which are all included herein for all years reported.

(4)
On March 3, 2006, the Company's shareholders approved the Company's Incentive Compensation Plan (the "Plan"). Pursuant to the Plan, effective September 1, 2006, the Board of Directors approved a restricted stock grant of 65,000 shares of the Company's Common Stock to Mr. Skains. The grant vests over three years with 20% in 2009, 30% in 2010 and 50% in 2011, provided that at the time of each vesting Mr. Skains is an employee of the Company. During the vesting period, any dividends paid on the restricted shares will be accrued and converted into additional shares (at the

  Company's closing stock price on the date of dividend payment), and these additional shares will vest according to the aforementioned vesting schedule. The value of these restricted shares as of October 31, 2006, was $1,755,000 based on the closing price that day of a share of the Company's Common Stock of $27.00. No other restricted shares have been granted to Mr. Skains.

(5)
The amounts for 2006 consist of the distribution of units, in the form of Common Stock and cash withheld for taxes, of Award No. 7 under the Executive Long-Term Incentive Plan for the three-year performance period ending October 31, 2006. The amounts for 2005 and 2004 consist of the distribution of units, in the form of Common Stock and cash withheld for taxes, of Award No. 5 under the Executive Long-Term Incentive Plan for the five-year performance period ending October 31, 2003. For Award No. 5, the distribution was made over the three-year period following the end of the performance period, beginning 2003.

Amounts represent amounts earned in the reported fiscal years, with payment of such amounts occurring in the subsequent fiscal year. "LTIP Payout" amounts for 2004 and 2005 were reported in prior proxy statements on the basis of amounts paid in each such year, though earned in the previous fiscal year.

(6)
The amounts for 2006 consist of the following:

	Skains	Dzuricky	O'Hara	Yoho	Moore
Insurance premiums under the Supplemental Executive Benefit Plan	$45,968	$49,950	$15,155	$23,149	$22,502
Company contributions to the Salary Investment Plan	10,115	7,500	7,500	7,500	7,500

Amounts reported for 2004 and 2005 in prior proxy statements included tax gross-ups for the Supplemental Executive Benefit Plan that are now reported under Other Annual Compensation.

Long-Term Incentive Plan Awards—Awards in Last Fiscal Year

        On December 16, 2005, the Board of Directors awarded units to participants under Award No. 9 under the LTIP, including the Named Executive Officers. The performance period for this award is the three years ending October 31, 2008. The following table provides information on this award.

			Estimated Future Payouts Under Non-Stock Price-Based Plans(2)
Name	Number of Units Awarded(1)	Performance Period Until Payout	Threshold (80%) # Units	Target (100%) # Units	Maximum (120%) # Units
Thomas E. Skains	38,632	3 years	30,906	38,632	46,358
David J. Dzuricky	12,730	3 years	10,184	12,730	15,276
Kevin M. O'Hara	9,792	3 years	7,834	9,792	11,750
Franklin H. Yoho	11,780	3 years	9,424	11,780	14,136
June B. Moore	5,842	3 years	4,674	5,842	7,010

(1)
The formula to determine the number of units awarded to each participant considers position, base salary and stock price/performance share valuation at the time of the award, and the number of months of participation. Each unit awarded is equivalent in value to one share of Common Stock and is based on the closing price of a share of Common Stock on October 31, 2005. If performance measures are met, as determined and approved by the Board of Directors, payout of the award, in the form of Common Stock and, if the participant elects, up to 50% cash, net of taxes if the participant does not make separate payment for taxes, will occur at the end of the performance period. All units paid out will be valued at the closing market price of Common Stock on the date of distribution.

(2)
Payouts are determined based on the Company achieving two performance objectives during the performance period: a 5% compounded annual increase in earnings per share ("EPS"), which will represent 50% of the units awarded, and a total annual shareholder return (increase in the Company's common stock price plus dividends paid over the specified period of time) in the 50th percentile in comparison with the A. G. Edwards Large Natural Gas Distribution Index industry peer group, which will represent 50% of the units awarded. For the EPS portion, an EPS performance of 80% of target will result in an 80% payout, an EPS performance of 100% of target will result in a 100% payout and an EPS performance of 120% of target will result in a maximum 120% payout, and EPS performance levels between these levels will be subject to mathematical interpolation. EPS performance below 80% of target will result in no payout of this portion. For the total shareholder return portion, a ranking below the 25th percentile will result in no payout, a ranking between the 25th and 39th percentile will result in an 80% payout, a ranking between the 40th and 49th percentile will result in a 90% payout, a ranking between the 50th and 74th percentile will result in a 100% payout, a ranking between the 75th and 89th percentile will result in a 110% payout, and a ranking at or above the 90th percentile will result in a maximum 120% payout.

Employment Contracts and Termination, Severance and Change-in-Control Arrangements

        Effective December 1, 1999, Thomas E. Skains and David J. Dzuricky entered into employment agreements with the Company. Effective March 18, 2002, and May 1, 2006, respectively, Franklin H. Yoho and Kevin M. O'Hara also entered into employment agreements with the Company (all such employment agreements referred to hereinafter as the "Employment Agreements"). The Board has determined that the continued retention of the services of these officers on a long-term basis is in the best interest of the Company in that it promotes the stability of senior management and enables the Company to retain the services of a well-qualified officer with extensive contacts in the natural gas industry. The compensation received by these senior executive officers under the Employment Agreements is included in the above tables. Each of these Employment Agreements are substantially similar. The Company has not entered into an employment agreement with June B. Moore.

        The term of employment under each Employment Agreement is for one year commencing on the respective effective date. The Employment Agreements shall automatically be extended for successive one-year periods during the term of the Employment Agreements. If written notice from the Company or the officer is delivered to the other party advising the other party that the Employment Agreement is not to be further extended, then the Employment Agreement shall be terminated on the first anniversary of the date of notice (second anniversary for Mr. Skains and Mr. Dzuricky). No extension shall allow an Employment Agreement to extend beyond the date on which the officer reaches 65 years of age.

        Under each Employment Agreement, the officer is entitled to a base salary and to participation in any plan relating to incentive compensation, stock options, stock purchase, pension, thrift, profit-sharing, group life insurance, medical coverage, disability coverage, education, or other retirement or employee benefits that the Company has adopted, or may from time to time adopt, for the benefit of its executive officers and for employees generally. Each of these officers is also entitled to such customary fringe benefits, vacation and sick leave as are consistent with the normal practices and established policies of the Company. Upon recommendation of the Compensation Committee, each officer's base salary may be increased from time to time by the Board as reflected by the duties required of the officer. Each Employment Agreement contains a covenant not to compete with the Company or its subsidiaries for the term of the Employment Agreement without prior written consent of the Company.

        Each Employment Agreement shall be terminated upon the death or total permanent disability of the officer. Pursuant to the terms of each Employment Agreement, compensation shall continue to be paid through the end of the month in which the officer dies. In the case of permanent disability, if the officer is absent from the full-time performance of his duties for six months, the Company shall terminate the officer after thirty days notice. Upon total permanent disability, the officer is entitled to all compensation, including bonus, through 90 days after the date of determination. If the officer is terminated other than for cause, the Company shall pay compensation and benefits for 12 months after the effective date of termination or until the officer reaches age 65, whichever is earlier.

        Each of Messrs. Skains, Dzuricky, O'Hara and Yoho and Ms. Moore have also entered into a Severance Agreement with the Company, effective December 1, 1999, for Mr. Skains and Mr. Dzuricky, March 18, 2002, for Mr. Yoho, and May 1, 2006, for Mr. O'Hara and Ms. Moore. Each of these Severance Agreements is substantially similar. The Severance Agreements automatically renew for successive one-year periods unless either party gives specified prior notice of termination, provided that if a Change in Control (all capitalized terms used in describing the Severance Agreements are as defined therein) occurs prior to the termination of the agreement, the term expires at the end of the 36th month after the month in which the Change in Control occurs. Under each Severance Agreement, during any period following a Change in Control that the officer fails to perform his/her full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company will pay the officer's full salary and benefits at the rate in effect at the commencement of any such period until the officer's employment is terminated by the Company for Disability. If the officer's employment is terminated for any reason following a Change in Control, the Company will pay the officer's full salary and benefits through the Date of Termination at the rate in effect immediately prior to the Date of Termination and will pay the officer's normal post-termination compensation and benefits as such payments become due, including a lump sum payment of vested, accrued and unpaid vacation pay.

        In addition, if such officer is terminated following a Change in Control, other than (i) by the Company for Cause, (ii) by reason of death or Disability, or (iii) by the officer without Good Reason, including retirement from the Company, then the Severance Agreements provide that the Company shall (a) pay the officer a lump sum severance payment, in cash, equal to three times the sum of (x) the officer's annual compensation prior to the officer's termination of employment date (the "Date of Termination") and (y) an amount equal to the average of the officer's annual W-2 Compensation for the three years ending on the last day of the month prior to the Date of Termination, and (b) for a three-year period following the Date of Termination, arrange to provide the officer and his/her dependents life, disability, accident and health insurance benefits substantially similar to those provided to the officer and dependents immediately prior to the Date of Termination.

        Under the Severance Agreements, in the event that any payment or benefit received or to be received by the officer constitutes a non-deductible "parachute payment" (in whole or part) under section 280G of the Internal Revenue Code, then such payment shall be reduced to the extent necessary to make such payment deductible. If the payments paid to or for the officer's benefit are in an amount that would result in any portion of such payments being subject to the excise tax under section 4999 of the Internal Revenue Code, then, under conditions specified in the Severance Agreement, the officer is obligated to repay to the Company the incremental amount of such payments that caused the payments to be subject to the Excise Tax.

Retirement Plan

        The Company maintains a defined benefit plan (the "Retirement Plan") which covers all full-time employees upon attainment of age 21 and completion of one year of service, or attainment of age 30. The full cost of the Retirement Plan is paid by the Company. Benefits under the Retirement Plan become fully vested prior to normal retirement age upon the completion of five years of service, and are determined by a step-rate formula which utilizes the participant's covered compensation, final average earnings and credited years of service.

        In the event of retirement at or after age 65, the average Retirement Plan participant with maximum credited service of 35 years is, in general, entitled to an annual pension for life in an amount which, when added to primary Social Security benefits, will equal approximately 75% of the participant's average annual compensation during the five consecutive years of the last ten years prior to retirement during which the participant received his or her highest compensation. Benefits are also provided under the Retirement Plan in the event of early retirement at or after age 55 with ten years of credited service and in the event of retirement for disability.

        The Retirement Plan provides for fixed benefits computed on an actuarial basis for all covered employees. The amount of the contribution, payment or accrual with respect to a specified person under the Retirement Plan cannot readily be separately or individually calculated.

        Based upon current remuneration of the individuals named in the Summary Compensation Table and their expected credited years of service at normal retirement age (65), the estimated annual retirement benefit, if elected as an annuity, payable upon retirement to each of the named individuals and their credited years of service as of December 31, 2006, are as follows: Mr. Skains, $104,683, 12 years; Mr. Dzuricky, $101,229, 12 years; Mr. O'Hara, $112,394, 19 years; Mr. Yoho, $100,969, five years; and Ms. Moore, $109,786, 20 years. The foregoing calculations assume that the maximum earnings limitation for 2006 of $220,000 remains constant for all future years.

        The amounts shown in the following table are those payable in the event of retirement at age 65 on December 31, 2006. The table illustrates the estimated normal annual retirement benefit payable under the Retirement Plan for the specified remuneration and years of service classifications. The amounts shown do not reflect reductions that would result from joint and survivor elections.

	Annual Benefits Upon Retirement With Years of Service Indicated
Final Average Annual Earnings
	15	25	35
$150,000	50,869	70,934	77,153
200,000	69,619	97,184	105,903
250,000	77,119	107,684	117,403
300,000	77,119	107,684	117,403
350,000	77,119	107,684	117,403
400,000	77,119	107,684	117,403
450,000	77,119	107,684	117,403
500,000	77,119	107,684	117,403

        The Employee Retirement Income Security Act of 1974 places certain limitations on benefits that may be paid under qualified plans. Current law limits the amount payable in 2006 under a defined benefit plan to $175,000, and limits compensation used in 2006 for determining benefits to $220,000 per year.

Supplemental Executive Benefit Plan

        On December 10, 2004, the Board approved an Amended and Restated Supplemental Retirement Benefit Plan ("SEBP") effective as of November 1, 2004, for all officers at the Vice President level and above. The SEBP was created to provide supplemental retirement income for officers whose benefits under the Company's qualified retirement plan were limited by tax code provisions. The initial SEBP is funded through life insurance contracts owned exclusively by the covered officers. The level of insurance benefit and target retirement income benefits intended to be provided under the SEBP depend upon the position of the officer. For the President and Chief Executive Officer level, the life insurance benefit is $1,750,000 with a target retirement income benefit of $100,000 for fifteen years following normal retirement. For a Senior Vice President level (including Messrs. Dzuricky, O'Hara and Yoho), the life insurance benefit is $1,250,000 with a target retirement income benefit of $67,500 for fifteen years following normal retirement. For a Vice President level (including Ms. Moore), the life insurance benefit is $750,000 with a target retirement income benefit of $37,500 for fifteen years following normal retirement.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information about Common Stock that may be issued under the Company's compensation plans, as of October 31, 2006:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders(2)	414,419(1)	0	2,168,105
Equity compensation plans not approved by security holders	N/A	N/A	N/A

(1)
Comprised of shares earned but not yet distributed under Long Term Incentive Plan Award No. 6 and unvested shares under Long Term Incentive Plan Awards No. 8 and 9 that would be distributed if stretch goals were met. This is greater than the number of shares attributable to Awards No. 8 and 9 that are included in the calculation of diluted earnings per share in the Company's 2006 Form 10-K.

(2)
Award No. 6 was issued under the 1996 Executive Long-Term Incentive Plan, which is no longer in effect. Awards No. 8 and 9 were issued under the 2004 Executive Long-Term Incentive Plan. Award No. 6 vested upon completion of the five-year performance period thereunder ended October 31, 2006. Shares issuable under Award No. 6 are issued over a three-year period starting with 2006. Awards No. 8 and 9 vest upon completion of the three-year performance periods ending October 31, 2007, and October 31, 2008, respectively. If performance measures are met, as determined and approved by the Board of Directors, payout of each award, in the form of Common Stock and, if the participant elects, up to 50% cash, net of taxes if the participant does not make separate payment for taxes, will occur at the end of the performance period. All units paid out will be valued at the closing market price of Common Stock on the date of distribution.

COMPARISONS OF CUMULATIVE TOTAL SHAREHOLDER RETURNS

        The following performance graph compares the Company's cumulative total shareholder return from October 31, 2001, through October 31, 2006 (a five-year period), with the Standard & Poor's 500 Stock Index, a broad market index (the "S&P 500"), and with the A. G. Edwards Large Natural Gas Distribution Index (the "LDC Peer Group"). The LDC Peer Group index includes large natural gas distribution companies that are representative of the Company's peers in the natural gas distribution industry.

        The graph assumes that the value of an investment in Common Stock and in each index was $100 at October 31, 2001, and that all dividends were reinvested. Stock price performances shown on the graph are not indicative of future price performances.

Comparisons of Five-year Cumulative Total Returns
Value of $100 Invested as of October 31, 2001

*
LDC Peer Group—The following companies are included: AGL Resources, Inc., Atmos Energy Corporation, New Jersey Resources, NICOR, Inc., Ni Source, Inc., Northwest Natural Gas Company, Piedmont Natural Gas Company, Southwest Gas Corporation, Vectren Corporation and WGL Holdings, Inc.

OTHER BUSINESS

        The Board and management do not know of any other matters to be presented at the Annual Meeting. If other matters do properly come before the Annual Meeting, it is intended that the persons named in the accompanying form of proxy will vote the proxies in accordance with their best judgment. The form of proxy confers discretionary authority to take action with respect to any additional matters that may come before the Annual Meeting.

MISCELLANEOUS

        The 2006 Summary Annual Report and 2006 Form 10-K, which includes audited financial statements, is being mailed along with this Proxy Statement; however, it is not intended that the 2006 Summary Annual Report or 2006 Form 10-K be a part of the Proxy Statement or a solicitation of proxies.

        Shareholders are respectfully urged to complete, sign, date and return the accompanying form of proxy in the enclosed envelope. In the alternative to completing this form of proxy, you are urged to enter your vote instruction by telephone or via the Internet as explained on the form of proxy enclosed with this Proxy Statement. Your prompt response will be appreciated.

By order of the Board of Directors,

Jane R. Lewis-Raymond
Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

January 23, 2007

APPENDIX A

PIEDMONT NATURAL GAS COMPANY, INC.

Charter of the Audit Committee
of
The Board of Directors
(rev. December 15, 2006)

        The primary functions of the Audit Committee (the "Audit Committee" or "Committee") of the Board of Directors of Piedmont Natural Gas Company, Inc. (the "Company") are (1) to be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm employed by the Company ("outside auditors"), (2) to assist the Board of Directors in fulfilling its oversight responsibilities by overseeing (a) the processes involved in the preparation and review of the financial reports provided to the public; (b) the Company's systems of internal controls regarding finance, accounting, and legal compliance and ethics that management and the Board have established; and (c) the Company's auditing, accounting and financial reporting processes generally, and (3) to perform the other functions required of audit committees of public companies under applicable laws, rules and regulations and the requirements of the Securities and Exchange Commission ("SEC") and of the New York Stock Exchange or any other national securities exchange on which the securities of the Company are then listed (the "Relevant Stock Market").

        The Committee's primary duties and assigned roles are to:

  •
  Serve as an independent and objective body to monitor, assess and assist Board oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence and the performance of the Company's internal audit function and independent auditors.

  •
  Oversee the audit and other services of the Company's outside auditors and be directly responsible for the appointment, compensation, retention and oversight of the outside auditors, who are to report directly to the Committee.

  •
  Oversee services of the Company's internal auditors.

  •
  Assure the establishment of the Company's Code of Business Conduct and Ethics that applies to all directors, officers, and employees and the code of ethics that applies to the Chief Executive Officer and certain financial officers under Section 406 of Regulation S-K of the Securities and Exchange Commission as in effect from time to time and serve as an independent and objective body to monitor and assess their implementation and operation.

  •
  Provide an open avenue of communication among the outside auditors, accountants, financial and senior management, the internal auditing department and the Board of Directors, and resolve any disagreements between management and the outside auditors regarding financial reporting.

        The outside auditors and internal auditing department are ultimately accountable to the Committee, in its capacity as a committee of the Board of Directors. While the Committee has the oversight, supervisory and other powers and responsibilities set forth in this Charter, it is not the responsibility of the Committee to plan or conduct audits, to implement internal controls, or to determine or certify that the Company's financial statements are complete and accurate or are in compliance with generally accepted accounting principles. These matters and tasks are the responsibility of the Company's management and the outside auditors. Likewise, it is the responsibility of the Company's management and/or the outside auditors to bring appropriate matters to the attention of the Committee, and to keep the Committee informed of matters which the Company's management or the outside auditors believe require attention, guidance, resolution or other actions, the bases therefor and other relevant considerations. While it is not the duty of the Audit Committee to conduct investigations or to assure compliance with applicable laws, rules and regulations, the Committee may take such actions with respect to such matters as it deems necessary or advisable in fulfilling its duties identified above.

        To the fullest extent permissible under applicable law, each member of the Committee is entitled to rely in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Committee by any of the Company's officers, employees, or committees, the outside auditors, the internal auditing department or any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

I.      COMPOSITION

        The Audit Committee shall be composed of three or more Independent Directors. Each member of the Audit Committee shall meet the independence qualifications established by applicable laws, rules and regulations and the Relevant Stock Market, including the requirements under Rule 10A-3(b) under the Securities Exchange Act of 1934 as in effect from time to time, and be free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member. Each member of the Audit Committee shall also meet the experience, finance and accounting knowledge and other qualifications established by applicable laws, rules and regulations and the Relevant Stock Market. All members of the Committee shall be able to read and understand financial statements and be otherwise financially literate, as interpreted by the Board in its business judgment, and at least one member of the committee shall be an "audit committee financial expert," as defined by applicable laws, rules and regulations. The members of the Audit Committee shall be appointed annually by the Board of Directors and the Board of Directors shall determine which Audit Committee members are audit committee financial experts, as defined by applicable laws, rules and regulations. The Chair of the Audit Committee shall meet any requirements of the SEC and Relevant Stock Market.

II.    MEETINGS

        The Audit Committee shall meet at least four times annually, and shall meet more frequently as circumstances dictate. The Chair shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting for the Committee to the Board of Directors. The Committee may request any officer or employee of the Company or the Company's internal and outside legal counsel or outside auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. In addition, the Committee may meet with management, the internal audit staff, the outside auditors and others in separate private sessions to discuss any matter that the Committee, management, the internal audit staff, the outside auditors or such other persons believe should be discussed privately, and the Committee shall meet separately with such persons as may be required by applicable laws, rules and regulations and the Relevant Stock Market. The Committee shall have direct access to management, the internal audit staff, the outside auditors, and the Company's internal and outside legal counsel, both at meetings and otherwise.

III.   RESPONSIBILITIES AND DUTIES

        In furtherance of its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all applicable requirements and are of the highest quality.

        In carrying out these responsibilities, the Audit Committee will perform the following functions:

Outside Auditors

        1.     Be directly responsible, and have the sole authority, for the appointment of the outside auditors to be retained by the Company (subject, if applicable, to shareholder approval), the compensation of the outside auditors, and the discharge or replacement of the outside auditors. Approve, in advance, the provision by the outside auditors of all services whether or not related to the audit. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the outside auditors retained by the Company for the purpose of rendering or issuing an audit report or performing other audit, review or attest services. The Committee shall resolve disagreements between management and the independent auditor regarding financial reporting.

        2.     Approve in advance any engagement for audit or non-audit services by the outside auditor, other than prohibited nonauditing services, as specified in Section 10A(g) of the Securities Exchange Act of 1934 and the rules and regulations of the SEC or any rules of the Public Company Accounting Oversight Board promulgated thereunder. The Committee shall not approve any "prohibited nonauditing services" without obtaining a prior exemption from the Public Company Accounting Oversight Board. Audit and non-audit engagements must be approved either (a) explicitly in advance or (b) pursuant to a pre-approval policy established by the Committee that is detailed as to the services that may be pre-approved and requires management to inform the Committee of each service approved and performed under the policy. Approval for minor nonaudit services is subject to Rule 2-01(c)(7) of Regulation S-X. The Committee may delegate to one or more members of the Committee the authority to grant such pre-approvals, and such pre-approved services shall be considered to be approved by the full Committee until ratification of such approval is considered at the next regularly scheduled Committee meeting.

        3.     Review and assess, at least annually, the qualifications, performance and independence of the outside auditors, including a review and evaluation of the lead partner. In conducting its review and evaluation, the Committee should take into account the opinions of management and the Company's internal auditors and consider whether there should be regular rotation of the audit firm itself. The Committee shall present its conclusions with respect to the outside auditors to the full Board.

        4.     Take appropriate action to oversee the independence of the outside auditors, including:

  (a)
  periodically reviewing management consulting services, information technology services, and other non-audit services, and the respective related fees, provided by and to the outside auditors and any transactional or other relationships between the Company and the outside auditors; and considering whether, under applicable laws, rules and regulations and the requirements of the Relevant Stock Market and under criteria the Audit Committee determines to be appropriate, the outside auditors' provision of non-audit services to the Company is compatible with maintaining the independence of the outside auditors;

  (b)
  ensuring its receipt from the outside auditors of, and reviewing, a formal written statement delineating all relationships between the outside auditors and the Company, consistent with Independence Standards Board Standard 1;

  (c)
  ensuring that the lead and concurring audit partner each rotate off the Company's engagement after five years of service and that the other audit partners rotate off the Company's engagement after seven years of service;

  (d)
  ensuring that the Company does not engage an outside auditor if the Company's Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller was employed by such auditor and participated in any audit of the Company during the preceding year.

  (e)
  actively engaging in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors; and

  (f)
  taking appropriate action on any disclosed relationships to satisfy itself of the outside auditors' independence.

        5.     At least annually, obtain and review a report by the independent auditor describing: the firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the independent auditor and the Company.

        6.     Review with the outside auditors their plans for, and the scope of, their annual audit and other examinations of the Company's quarterly, annual and other financial information.

        7.     Review with internal audit staff and the outside auditors the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of internal and external audit resources.

        8.     Review the fees and other significant compensation to be paid to the outside auditors.

Financial Statement Review

        9.     Discuss the annual audited financial statements and quarterly financial statements with management, the internal auditor and the outside auditor, including the company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations.", prior to the filing of the report containing the financial statements.

        10.   Review with management and the outside auditors the Company's earnings press releases and guidance concerning its future financial performance prior to public release.

        11.   Review with management and the outside auditors (and where appropriate the internal auditors) prior to the filing of the Company's annual audited financial statements and as often as necessitated:

  (a)
  The outside auditors' audit of the financial statements and report thereon.

  (b)
  Any significant changes required in the outside auditors' audit plan.

  (c)
  Any serious difficulties or disputes with management encountered during the course of the audit, including any restrictions on the scope of the independent auditor's activities or on access to requested information, and management's responses to such matters. Without excluding other possibilities, the Committee may wish to review with the outside auditor (i) any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement and (iii) any "management" or "internal control" letter issued or proposed to be issued by the independent auditor to the Company.

  (d)
  Any material correcting adjustments that have been identified by the outside auditors in accordance with generally accepted accounting principles and applicable laws, rules and regulations.

  (e)
  Any material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

  (f)
  Critical accounting policies and practices to be used by the Company.

  (g)
  Analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company's management, the ramifications of the use of the alternative disclosures and treatments and the treatment preferred by the independent auditor.

  (h)
  Effects of changes in accounting standards that may materially affect the Company's financial reporting practices.

  (i)
  Major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles.

  (j)
  The integrity of the Company's financial reporting practices and the adequacy and effectiveness of internal controls, including a review of significant findings identified by the independent auditors and internal audit, management's responsiveness to such recommendations and any specific audit steps adopted in light of material control deficiencies.

  (k)
  Other material written communications between the independent auditor and the Company's management and other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards, including under Statement on Auditing Standards No. 61, Communications with Audit Committees.

        12.   Discuss financial information and earnings guidance provided to analysts and rating agencies. This may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made). The Committee need not discuss in advance each instance in which a company may provide such earnings guidance or financial information.

        13.   Discuss with the outside auditors any matters required to be communicated by the outside auditors to the Audit Committee or its Chair in connection with the outside auditors' review of the interim financial statements of the Company. The Chair or another member of the Audit Committee designated by the Chair shall be available to review with management current disclosures regarding material changes in the financial condition or operations of the Company.

Financial Reporting and Other Company Processes

        14.   Inquire of management, internal audit staff, and the outside auditors about significant financial risks or exposures, including financial statement risks. Review and assess, and discuss with management, internal audit staff and the outside auditors, the Company's processes for identifying and assessing such risks and exposures and the steps management has taken to minimize such risks and exposures to the Company.

        15.   Consider and review separately with management, the outside auditors and internal audit staff at least once each fiscal quarter:

  (a)
  The adequacy and effectiveness of the Company's internal controls and procedures for financial reporting including computerized information system controls and security.

  (b)
  Any related significant findings and recommendations of the independent auditors and internal audit staff regarding internal controls and procedures for financial reporting, together with management's responses thereto.

        16.   Review with management, internal audit staff and the outside auditors their assessments of the adequacy of the internal control structure and procedures of the Company for financial reporting (including any annual report on internal controls required in the annual report to shareholders), the resolution of any identified material weaknesses in such internal control structure and procedures and the assessments of such internal control structure and procedures to be included in filings with the SEC or other publicly available documents.

        17.   Receive, review and recommend an appropriate response with respect to certifications from the Chief Executive Officer and the Chief Financial Officer as to any significant deficiencies or material weaknesses in issuer's internal controls and with respect to any possible internal fraud or accounting irregularities.

        18.   Consider the outside auditors' reports and judgments brought to the attention of the Audit Committee about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting, significant accounting policies, audit conclusions regarding the reasonableness of significant accounting estimates and any audit adjustments. Also, review and consider information received from the outside auditors regarding all critical accounting policies and practices to be used by the Company, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management of the Company, ramifications of the use of such alternative disclosures and treatments, the treatment preferred by the outside auditors, and other material written communications between the outside auditors and management, including any management letter or schedule of unadjusted differences.

External Reports

        19.   Based on the review and discussions with management and the outside auditors, determine whether to recommend to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the past fiscal year.

        20.   Approve the Audit Committee report to be included in the Company's proxy statement, and receive the information to be provided by the outside auditors for inclusion in the proxy statement, including with regard to fees paid.

        21.   Immediately following the annual meeting of shareholders and at any time when the composition of the Committee changes, verify that management submits to the NYSE the appropriate required "Written Affirmation Form".

Internal Audit

        22.   Consider and review with management and internal audit staff, including where appropriate the senior member of the internal audit staff:

  (a)
  Significant findings during the year by the outside auditors and internal audit staff, and management's responses thereto;

  (b)
  Any difficulties encountered in the course of internal audit activities, including any restrictions on the scope of their work or access to required information;

  (c)
  The annual internal audit plan and any changes required in the planned scope of the internal audit plan;

  (d)
  The adequacy of the internal auditing department budget and staffing; and

  (e)
  The internal auditing department charter.

        23.   Annually evaluate the performance and independence of the internal auditors.

        24.   Review and discuss annually with the independent auditor the responsibilities, budget and staffing of the Company's internal audit function..

Ethics and Compliance

        25.   Review with the General Counsel and the internal audit staff, and where appropriate the outside auditors, the Company's Code of Business Conduct and Ethics (the "Code") that applies to all directors, officers, and employees, including the code of ethics that applies to the Chief Executive Officer and certain financial officers under Section 406 of Regulation S-K of the Securities and Exchange Commission as in effect from time to time, and any significant issues noted regarding compliance with the Code. Review and make recommendations to the Board of Directors regarding the Code.

        26.   Review with the Company's counsel legal and regulatory matters brought to the attention of the Audit Committee that may have a material impact on the financial statements. Respond appropriately to any matters reported to the Audit Committee by counsel, including adopting, as necessary, appropriate remedial measures or sanctions, or recommending such action to the Board of Directors.

General

        27.   On an annual basis review and, to the extent the Committee determines it to be necessary or advisable, update the Committee's Charter and review compliance the Charter.

        28.   As circumstances dictate, meet with internal audit staff, the outside auditors, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

        29.   Establish and review annually procedures for (A) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (B) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

        30.   Report regularly to the full Board of Directors, including a report of all Committee actions with such recommendations as the Committee may deem appropriate.

        31.   Conduct or authorize investigations into any matters within the Committee's scope of responsibilities.

        32.   Retain, at such times and on such terms as the Committee determines in its sole discretion and at the Company's expense, special legal, accounting or other experts or consultants to advise and assist it in complying with its responsibilities set forth herein. The Committee shall have the authority to engage independent counsel, accountants, or other experts or advisers as it determines necessary to carry out its duties, and the Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any advisers retained by the Committee under this paragraph.

        33.   Set and review annually clear hiring policies for employees or former employees of the Company's independent auditors.

        34.   Conduct an annual performance evaluation of the Committee.

        35.   Perform such other functions as may be required by applicable laws, rules and regulations and the Relevant Stock Market, the Company's Articles of Incorporation and Bylaws, or by the Board of Directors.

        36.   Maintain minutes or other records of meetings and activities of the Committee.

        It is acknowledged that all of the above listed tasks and focus areas may not be relevant to all of the matters and tasks that the Committee may consider and act upon from time to time, and the members of the Committee in their judgment may determine the relevance thereof and the attention such items will receive in any particular context.

PIEDMONT NATURAL GAS COMPANY, INC.

Proxy for Annual Meeting of Shareholders on March 7, 2007
Solicited on Behalf of the Board of Directors

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions.

        The undersigned hereby appoints Malcolm E. Everett III, Aubrey B. Harwell, Jr. and Jane R. Lewis-Raymond, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of Piedmont Natural Gas Company, Inc., to be held March 7, 2007, and at any adjournment or adjournments thereof, as follows:

        The Board of Directors recommends a vote FOR the following proposals:

        (Please mark your vote in blue or black ink as shown here) ☒

A.	ELECTION OF DIRECTORS
	☐	FOR ALL NOMINEES	NOMINEES:
	☐	WITHHOLD AUTHORITY to vote for all nominees	Jerry W. Amos (Class III) D. Hayes Clement (Class III) Thomas E. Skains (Class III)
	☐	FOR ALL EXCEPT (see INSTRUCTIONS below)	Vicki McElreath (Class III) E. James Burton (Class II)

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

B.	RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2007
☐ FOR	☐ AGAINST	☐ ABSTAIN
HOUSEHOLDING ELECTION—Please indicate if you consent to receive certain future investor communications in a single package per household	☐ Yes	☐ No

ELECTRONIC ACCESS TO FUTURE DOCUMENTS

If you would like to receive future shareholder communications over the Internet exclusively, and no longer receive any material by mail please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

        In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals A and B.

Dated:	, 2007

Signature of Shareholder
Signature (if held jointly)

Please sign exactly as name appears hereon, date and return in the enclosed business reply envelope. Joint owners should each sign personally. Corporation proxies should be signed by an authorized officer. Executors, administrators, trustees, etc., should so indicate when signing.

MAIL—Date, sign and mail your proxy card in the envelope provided as soon as possible.

—or—

TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

—or

INTERNET—Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

QuickLinks

PIEDMONT NATURAL GAS COMPANY, INC. 4720 Piedmont Row Drive Charlotte, North Carolina 28210
Notice of 2007 Annual Meeting Of Shareholders
Table of Contents
COMMONLY ASKED QUESTIONS
PROPOSALS TO BE VOTED UPON
INFORMATION REGARDING THE BOARD OF DIRECTORS
AUDIT COMMITTEE REPORT
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION AND OTHER INFORMATION
EQUITY COMPENSATION PLAN INFORMATION
COMPARISONS OF CUMULATIVE TOTAL SHAREHOLDER RETURNS
Comparisons of Five-year Cumulative Total Returns Value of $100 Invested as of October 31, 2001
OTHER BUSINESS
MISCELLANEOUS
Charter of the Audit Committee of The Board of Directors (rev. December 15, 2006)
Proxy for Annual Meeting of Shareholders on March 7, 2007 Solicited on Behalf of the Board of Directors